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                                                                   Exhibit 10.78

                                PLEDGE AGREEMENT


         CROWN NORTHCORP, INC., a Delaware corporation (hereinafter called "Owner"), and MARRAY INVESTMENT, LLC (the "Pledgee") agree as follows:

         1. PLEDGE AND CREATION OF SECURITY INTEREST. In consideration of an extension of credit evidenced by that certain Convertible Secured Promissory Note from Owner to Pledgee dated as of even date herewith (together with any and all renewals, extensions, replacements, substitutions, amendments and modifications thereof, the "Note") and as security for the payment of all debts, obligations or liabilities now or hereafter existing, absolute or contingent, of Owner to Pledgee under the Note (hereinafter called "Indebtedness"), including without limitation, the payment of all principal, interest, charges, expenses and other amounts, Owner hereby assigns, transfers, grants to and pledges with Pledgee title to and a security interest in the collateral described in paragraph 2 hereof.

         2. COLLATERAL. As security for the Indebtedness, Owner hereby assigns, transfers, grants to and pledges with Pledgee title to and a security interest in a 5.94% membership interest in HMR Sweden, L.L.C., and all money and property heretofore delivered or which shall hereafter be delivered to or come into the possession, custody or control of Pledgee in any manner or for any purpose whatsoever in connection with such 5.94% membership interest during the existence of this Agreement, together with all membership rights, rights to subscribe, liquidating and all other distributions, new membership interests and/or units or securities, or other property which Owner is now or may hereafter become entitled to receive on account of such collateral or accessions thereto and all proceeds of, accessions and additions to and substitutions for all of the foregoing, whether now owned or existing or hereafter created, acquired or arising. All interests, money and property assigned, transferred and pledged to Pledgee pursuant to this paragraph are hereinafter referred to as the "Collateral".

         3.       OBLIGATIONS OF OWNER.
         3.1 Owner shall pay to Pledgee all expenses and expenditures, including but not limited to reasonable attorneys' fees and other legal expenses, incurred or paid by Pledgee incidental to holding, collecting, exchanging, preserving, exercising rights in respect of or realizing upon any of the Collateral or the Indebtedness.
         3.2 Owner shall, at its expense, make, do, execute, deliver or file any act, thing, statement, instrument, document, or other paper in such form and substance as Pledgee may request in order to create, preserve, perfect, or validate any security interest or to enable Pledgee to exercise or enforce its rights with respect to such security interest.


PLEDGE AGREEMENT                                                          PAGE 1


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         4. PLEDGEE'S OBLIGATIONS. Pledgee's duty with respect to the Collateral shall be solely one of reasonable care and shall not include any obligation to collect any sums due in respect thereof or to preserve rights against other parties or any other rights relative thereto, nor the duty to send notices, perform services, or take any action in connection with the Collateral.

5.       DEFAULT.
         5.1 The occurrence or existence of any default or Event of Default under the Note shall constitute a default ("Default") hereunder.
         5.2 Upon the occurrence of any Default and at any time thereafter, without notice, and at Owner's expense, Pledgee may, but shall not be obligated to:
                  5.2.1 collect by legal proceedings or otherwise all distributions, interest, principal payments, income, and other sums now or hereafter payable upon or on account of the Collateral, and hold the same as Collateral or apply the same to any Indebtedness, the manner, distribution and application to be in Pledgee's sole discretion;
                  5.2.2 demand, sue for, collect or make any compromise or settlement with reference to the Collateral as Pledgee, in its sole discretion, chooses;
                  5.2.3 transfer the Collateral to Pledgee's name or the name of its nominee and/or exercise as to the Collateral all the rights, powers and remedies of an owner;
                  5.2.4 sell, assign and deliver all or any part of the Collateral at public or private sale;
                  5.2.5 apply the proceeds of any sale or other disposition of the Collateral first to the payment of expenses incurred by Pledgee in making such sale or disposition, together with reasonable attorneys' fees if incurred; and
                  5.2.6 exercise all rights and remedies provided for a secured party in the Uniform Commercial Code as enacted in Alabama at the date of this Agreement and other rights and remedies available at law or in equity.

6.       ADDITIONAL AGREEMENTS, REPRESENTATIONS AND WARRANTIES.
         6.1        Owner hereby represents, warrants and agrees  that:
                  6.1.1 demand, notice, protest and all demands and notices of any action taken by Pledgee except those expressly required herein are hereby waived;
                  6.1.2 Owner has full power and authority to execute and deliver this Agreement and the Note and to pledge the Collateral hereunder, that the Collateral is not subject to the interest of any person other than Owner, and that Owner will defend the Collateral and its proceeds or accessions against the claims and demands of all third persons; and
                  6.1.3 demands or notices may be given personally, by telegram, telecopy, or by mailing the same to Owner's address as indicated on the records of HMR Sweden, L.L.C.



PLEDGE AGREEMENT                                                          PAGE 2


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         6.2 Owner and Pledgee agree that:
                  6.2.1 "Pledgee" and "Owner" as used herein shall include the successors, receivers, trustees and assigns of those parties.
                  6.2.2 the laws of Alabama shall govern the construction of and the interests, rights and duties of the parties to this Agreement.


         This Agreement is executed effective as of August 27, 1998.

                                          OWNER:

WITNESS OR ATTEST:                        CROWN NORTHCORP, INC.

By:      /s/ Stephen W. Brown             By: /s/ Richard A. Brock
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         Its:     Secretary                      Its: CFO
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PLEDGE AGREEMENT                                                          PAGE 3